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                                                                   Exhibit 11.1

                             CardioThoracic Systems, Inc.
                         (a company in the development stage)
                  Statement Re:  Computations of Earnings Per Share



                                                                             Period from
                                                                            June 15, 1995
                                Three Months Ended    Six Months Ended  (date of inception) to
                                   June 30, 1996       June 30, 1996        June 30, 1996
                                  ---------------     ---------------     -----------------

Net loss                           $ (3,170,920)       $ (6,845,132)       $   (7,842,345)
                                  ---------------     ---------------     -----------------
                                  ---------------     ---------------     -----------------

Weighted average common
  shares outstanding                  5,271,139           4,039,616             3,376,668

Shares related to SAB No. 55,
  64, and 83                          6,666,197           6,666,197             6,666,197
                                  ---------------     ---------------     -----------------

Total weighted average
  common shares outstanding          11,937,336          10,705,813            10,042,865
                                  ---------------     ---------------     -----------------
                                  ---------------     ---------------     -----------------

Net loss per share                 $      (0.27)        $     (0.64)       $        (0.78)
                                  ---------------     ---------------     -----------------
                                  ---------------     ---------------     -----------------

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